Exhibit 10.10

DOLLAR GENERAL CORPORATION

CDP/SERP PLAN

(As Amended and Restated Effective December 31, 2007)

ARTICLE I

Purpose and Adoption of Plans

1.1           “Introduction”  Dollar General Corporation (the “Company”) previously established and maintained the Dollar General Corporation Supplemental Executive Retirement Plan (the “SERP”) and the Dollar General Corporation Compensation Deferral Plan (the “CDP”) as separate plans.  Effective as of January 1, 2000, the Company amended, restated, and consolidated the SERP and CDP plans, so that such plans were combined into one plan with one master plan document.  Effective as of January 1, 2003, the Company amended and restated the master plan document.  Effective as of November 1, 2004, the Company amended and restated the master plan document and thereafter further amended such restated master plan document.  The separate provisions of both the SERP and CDP are contained in this one plan document as separate portions of the combined plan document.  Nevertheless, the terms of the SERP and CDP portions of the Plan independently govern participation in, and benefits provided hereunder.  Accordingly, an employee may be designated for participation in one or both portions of this Plan, as determined by the terms of each portion of the Plan.  Effective as of December 31, 2007, the Company hereby amends and restates the plan document of the Plan to comply with Code Section 409A.

1.2           “Rights of Employees”  The rights and benefits, if any, of an Employee whose employment terminated before or after the effective date of this amendment and restatement shall be determined in accordance with the provisions of the Plan provided herein, provided, however, that, except as may be expressly provided, there shall be no change in the form or manner of benefits in pay status on December 31, 2007.

1.3           “Purpose of SERP”  The SERP is designed to permit a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and the Subsidiaries additional benefits and in such amounts as the Company shall determine in its sole discretion.  Employees who previously participated in the SERP prior to January 1, 2000 were credited with an initial benefit under the restated CDP/SERP master document equal to the present value of their benefit under the SERP as of December 31, 1999.  Such present value of each Participant’s SERP benefit was credited to that Participant’s SERP Account described in Section 2.1 hereof as of January 1, 2000.

1.4           “Purpose of CDP”  The CDP is designed to permit a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and the Subsidiaries to elect to defer a portion of their compensation until their death, disability, retirement or termination of employment with the Company or the Subsidiaries.  The CDP also provides additional benefits, in the form of CDP Company Matching Credits and CDP Company Discretionary Credits, that are, or may be, credited pursuant to Article V.

ARTICLE II

Definitions

For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context.  The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.

2.1           “Accounts” shall mean the accounts established and maintained by the Plan Committee for bookkeeping purposes to reflect the interest of a Participant in the SERP and/or CDP portions of the Plan, as described below.  The Accounts shall be bookkeeping entries only and shall be utilized solely as devices for the measurement and determination of the amounts to be paid to a Participant or Beneficiary under the Plan. Any Account balance for one or more periods may be separately accounted for in subaccounts for any reason determined by the Plan Committee.

(a)           CDP Accounts shall consist of a CDP Participant’s Company Match Account, Discretionary Credit Account, and Optional Deferral Account.

(b)           SERP Account shall mean the account established to reflect the interest of a SERP Participant in SERP benefits that may be payable under this Plan.

2.2           “Base Pay” shall mean with respect to each CDP Participant, the Participant’s base wages or salary determined prior to any deferrals under Article IV hereof and determined without regard to any qualified plan limits under Code Section 401(a)(17), exclusive of bonuses or other amounts paid in excess of the Participant’s stated base wages or salary, but inclusive of amounts deferred as Elective Deferrals under the Dollar General Corporation 401(k) Savings and Retirement Plan and any amounts contributed on a pre-tax basis under a cafeteria plan maintained by the Company under Code Section 125, all as determined in the sole discretion of the Plan Committee or its delegate.

2.3           “Beneficiary” shall mean any person, estate, trust or organization entitled to receive any payment under the Plan upon the death of a Participant.  The Participant shall designate his beneficiary on a form provided by the Plan Committee.

2.4           “Board” shall mean the Board of Directors of the Company.

2.5           “Change in Control” means the happening of any of the following after July 6, 2007:

(a)           Any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(b)           As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(c)           During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.6           “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

2.7           “Company” shall mean Dollar General Corporation, a Tennessee corporation with principal offices at Goodlettsville, Tennessee.

2.8           “Company Match Account” shall mean a CDP Account that is maintained to reflect any CDP Company Matching Credits credited on a CDP Participant’s behalf, and earnings and losses thereon, pursuant to Article V.

2.9           “Deferral Election” shall mean a CDP Participant’s written election under the CDP to defer a portion of his Base Pay and/or his bonus pursuant to Article IV.

2.10         “Discretionary Credit Account” shall mean a CDP Account that is maintained to reflect any CDP Company Discretionary Credits credited on a CDP Participant’s behalf, and earnings and losses thereon, pursuant to Article V (including amounts attributable to the Automatic Contribution Account for periods prior to January 1, 2003).

2.11         “Effective Date” shall mean the January 1 next following or coinciding with the date on which an Employee is designated by the Plan Committee as eligible for participation in the CDP or SERP, as provided by the terms of and applicable to each program.

2.12         “Eligible SERP Compensation” shall mean a SERP Participant’s base wages or salary and bonuses, determined prior to any CDP deferrals under Article IV, and inclusive of amounts deferred as Elective Deferrals under the Dollar General Corporation 401(k) Savings and Retirement Plan and any amounts contributed on a pre-tax basis under a cafeteria plan maintained by the Company under Code Section 125, all as determined in the sole discretion of the Plan Committee or its delegate.

2.13         “Employee” shall mean any common law employee who is actively employed by the Employer.  For this purpose, an Employee receiving severance pay shall not be considered

“actively employed” by the Employer.  If an individual is not considered to be an “Employee” of the Employer in accordance with this Section for a Plan Year, a subsequent determination by the Employer, any governmental agency or court that the individual is a common law employee of the Employer, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

2.14         “Employer” shall be defined as follows:

(a)           Except as otherwise provided in Section 2.14(b), the term “Employer” shall mean the Company, each U.S. based Subsidiary, except to the extent otherwise provided by the Board, its delegate or the Plan Committee, and/or any non-US. based Subsidiary that has been designated by the Board, its delegate or the Plan Committee as an Employer participating in, or whose employees may be covered by, the Plan.

(b)           For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i)            The Company or Subsidiary for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)           All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable.  In order to identify the group of entities described in the preceding sentence, the Plan Committee shall use an ownership threshold of a majority when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

2.15         “Enrollment Date” shall mean January 1 of each Plan Year.

2.16         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding section of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

2.17         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18         “Investment Request” shall mean a Participant’s written request to have his Accounts deemed to be invested pursuant to Article VII.

2.19         “Leave of Absence” shall mean a Participant’s leave of absence from his employment on account of military service, Total and Permanent Disability, or any other reason and which is authorized, in writing, by the Company.

2.20         “Optional Deferral Account” shall mean a CDP Account that is maintained to reflect a CDP Participant’s elective deferrals, and earnings and losses thereon, made pursuant to Article IV.

2.21         “Participant” shall have the following meanings, depending upon whether participation is in the CDP or the SERP:

(a)           For purposes of the CDP, a “CDP Participant” shall mean an Employee who meets all of the conditions of eligibility under Section 3.2 and who participates in the CDP portion of the Plan in accordance with Article IV and, solely for purposes of determining benefits due to be paid, a current or former Employee who is not currently eligible to participate but who has an Account balance under the Plan (sometimes referred to as a “former Participant”).

(b)           For purposes of the SERP, a “SERP Participant” shall mean an Employee who meets all of the conditions of eligibility under Section 3.1 and who participates in the SERP portion of the Plan and, solely for purposes of determining benefits due to be paid, a current or former Employee who is not currently eligible to participate but who has an Account balance under the Plan (sometimes referred to as a “former Participant”).

2.22         “Plan” shall mean this Dollar General Corporation CDP/SERP Plan, as reflected in this Plan document.

2.23         “Plan Committee” shall mean the Board or another committee that is appointed by the Board (or any committee designated by the Board with such authority) to serve as the Plan Committee, subject to the provisions of Section 10.1.

2.24         “Plan Year” shall mean the 12 consecutive month period commencing each January 1st and ending on the last day of December next following.

2.25         “Retirement Eligibility” shall mean, with respect to a Participant, the earlier of the Participant’s attainment of age 50 or the date such Participant is credited with 10 Years of Service under this Plan.

2.26         “Separation from Service” or “Separate from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Total and Permanent Disability, as determined by the Plan Committee in accordance with Treas. Reg. §1.409A-1(h).  In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)           For a Participant who provides services to an Employer as an Employee, except as otherwise provided in Section 2.26(c), a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer.  A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by such Participant (whether as an

Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

(b)           If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period.  In applying these provisions, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(c)           For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both as an Employee and as an independent contractor, as determined in accordance with the provisions of this Section.  Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions of this Section.

(d)           Notwithstanding the foregoing provisions, if a Participant provides services for an Employer as both an Employee and as a non-employee director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a non-employee director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a non-employee director.

2.27         “SERP Company Credit” shall mean amounts credited to a SERP Participant’s Account, and earnings and losses thereon, pursuant to Article V of the Plan.

2.28         “Subsidiary” shall mean each of the following business entities or other organizations (whether or not incorporated):

(i)            Any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and

(ii)           Any trade or business (whether or not incorporated) the majority of the outstanding voting equity interests of which is owned, directly or indirectly, by the Company.

2.29         “Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of continuous period of not less than 12 months, as evidenced by qualification for disability income benefits under the federal Social Security system.

2.30         “Year of Service” shall mean each one-year period of time, including time before a Participant’s Effective Date, commencing on the date on which the Participant was first employed by the Company or a Subsidiary and each anniversary thereof during which the Participant was an Employee of the Company or a Subsidiary or on a Leave of Absence for the entire year.  The Plan Committee, in its discretion, shall develop policies and procedures to determine Years of Service for purposes of this Plan and that address the determination of Years of Service for Participants who terminate employment and are later rehired by the Company or a Subsidiary.

2.31         “Trust Agreement” shall mean the agreement, if any, by and between the Company and any trustee under which assets pertaining to the Plan, if any, are maintained.  If assets pertaining to the Plan are maintained pursuant to a Trust Agreement, such Trust Agreement is intended to be a grantor trust (sometimes referred to as a rabbi trust), of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

ARTICLE III

Eligibility

3.1           “SERP Eligibility Rules”  The Plan Committee shall establish, and amend as necessary, rules to determine which individuals or groups of Employees shall be eligible to participate in the SERP.

3.2           “CDP Eligibility Rules”  The Plan Committee shall establish, and amend as necessary, rules to determine which individuals or groups of Employees shall be eligible to participate in the CDP.

3.3           “Cessation of Status as Covered Employee”  If an Employee is a Participant but ceases to be an Employee, such cessation of status as an Employee shall not operate to terminate any deferral election in effect for the Plan Year (or other applicable deferral computation period) of such status change unless and to the extent, if any, permitted under Code Section 409A.

ARTICLE IV

Deferral of Compensation under CDP

4.1           “Compensation Which May Be Deferred”

(a)           Subject to Section 4.1(b), a CDP Participant may elect to defer amounts under this Plan as follows:

(i)            A CDP Participant may elect to defer from his Base Pay otherwise payable to him by the Employer during each payroll period after his Effective Date (or any following Enrollment Date) any whole percentage from 1% to 65% of his Base Pay.  The amount of any elective deferral made under this Section 4.1(a) shall be credited to a CDP Participant’s Optional Deferral Account; and

(ii)           A CDP Participant may elect to defer from any bonus otherwise payable to him by the Employer during each bonus performance period commencing on or after his Effective Date (or any following Enrollment Date) any whole percentage from 1% to 100% of such bonus.  The amount of any elective deferral under this Section 4.1(b) shall be credited to a CDP Participant’s Optional Deferral Account.  The Plan Committee shall determine, in its sole discretion, the bonus type that is eligible for deferrals under this Plan.

For purposes hereof, a CDP Participant’s Base Pay or bonus pay which may be deferred may only consist of Base Pay and bonus which is earned after his applicable Effective Date or any following Enrollment Date for which a deferral election is timely made.

(b)           Notwithstanding the provisions of Section 4.1(a), the Plan Committee or its delegate may establish lower deferral limits for any CDP Participant (or Participants) as it deems necessary or advisable from time to time.  Any affected CDP Participants will be notified of such lower deferral limits by the Plan Committee (or its delegate).

(c)           Except as provided in Section 4.7, a Participant’s action or inaction under a qualified plan subject to Code Section 402(g), including an adjustment to a deferral election under such a qualified plan, shall not, for any given taxable year of the Participant, result in an increase or decrease in the amounts deferred under this Plan and all other nonqualified deferred compensation arrangements in which the Participant participates in excess of the limit with respect to elective deferrals under Code Section 402(g)(1)(A), (B) and (C) in effect for the taxable year of the Participant in which such action or inaction occurs.

4.2           “Establishment of Optional Deferral Account”  An Optional Deferral Account shall be established for each CDP Participant by the Plan Committee as of the Effective Date of (or any following Enrollment Date for) such Participant’s initial Deferral Election.  The Participant’s Optional Deferral Account shall be credited at least monthly (based on all pay periods ending in the month or based on each payroll period ending in the month, as determined by the Plan Committee) with amounts that a CDP Participant has deferred under Section 4.1.

4.3           “Deferral Election Form”  A CDP Participant shall complete a Deferral Election form, which shall be made in writing on a form prescribed by the Plan Committee.  The initial Deferral Election form shall state:

(a)           That the CDP Participant wishes to make an election to defer the receipt of a portion of his Base Pay and/or bonus pay;

(b)           The percentage of such elective deferral, consistent with the provisions of Section 4.1;

(c)           Subject to the provisions of Sections 4.5 and 4.6 and Article VIII, the form of any distribution from the Plan, which election may in the discretion of the Plan Committee be made on a Plan Year (or multiple prospective Plan Years) by Plan Year (or multiple prospective Plan Years) basis and/or separately for different Accounts and/or contributions thereto;

(d)           That the deferral is to Separation from Service or, pursuant to Section 4.5(a), a specified date no sooner than 5 years after the end of the Plan Year in which amounts are deferred (provided, however, that upon the Participant’s unforeseeable emergency, amounts deferred may be paid pursuant to Section 4.5(b) and that upon the Participant’s Separation from Service (whether before or after Retirement Eligibility) for any reason, death, or Total and Permanent Disability, all amounts deferred to a date certain shall nevertheless be paid as provided in Article VIII), which election of a specified date may in the discretion of the Plan Committee be made on a Plan Year (or multiple prospective Plan Years) by Plan Year (or multiple prospective Plan Years) basis and/or separately for different Accounts and/or contributions thereto; and

(e)           Such other information that the Plan Committee, in its discretion determines to be necessary or advisable to administer deferral elections hereunder.

4.4           “Making and Modifying Deferral Elections”

(a)           The Deferral Election form of a new CDP Participant shall be made by a signed written notice, in a form acceptable to the Plan Committee, that is delivered to the Plan Committee at a date established by the Plan Committee, but no later than the day before the CDP Participant’s Effective Date.  A CDP Participant shall complete a Deferral Election form annually thereafter at a date established by the Plan Committee, but no later than the day before the applicable Effective Date or any following Enrollment Date for the Plan Year to which such election relates, unless the Plan Committee in its sole discretion waives the requirement for an annual election form (thereby making Deferral Elections evergreen until changed or revoked).  Except with respect to an election applicable to performance-based compensation as provided in Section 4.4(b) or a change in the time or form of distribution pursuant to any applicable provision of the Plan, any Deferral Election shall only apply to Base Pay and bonus pay which is earned after the Plan Year in which the election is made.  A CDP Participant who desires to modify or revoke a Deferral Election for a subsequent Plan Year must provide the Plan Committee with a signed written notice no later than such date as the Plan Committee may determine in its sole discretion, but not later than the day immediately prior to the first day of the subsequent Plan Year to which such modification or revocation relates.  Subject to the provisions of this Section, any modification or revocation shall be effective on the first day of the subsequent Plan Year to which such modification or revocation relates.

(b)           As an alternative to the foregoing, in the discretion of the Plan Committee, any Deferral Election to defer a bonus which is performance-based compensation (within the meaning of Code Section 409A(a)(4)(B)(iii)) may be made no later than 6 months prior to the end of the performance period for such bonus determination.  Any such Deferral Election therefore may not be modified or revoked by the Participant after the latest time for making the election.  For this purpose, “performance-based compensation” shall mean compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Plan Committee in accordance with Treas. Reg. §1.409A-1(e).  The outcome under the applicable pre-established organizational or individual performance criteria must be substantially uncertain at the time of establishment, and the criteria must be established no later than 90 days after the beginning of the period of service to which the incentive compensation and performance relate.

(c)           The termination of participation in the CDP shall not affect amounts previously deferred by the CDP Participant under the Plan.

(d)           It is intended that all Deferral Elections and modifications thereto will comply with the requirements of Code Section 409A.  The Plan Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code Section 409A (including any transition or grandfather rules thereunder).  It is intended that all Deferral Elections and modifications thereto will comply with the requirements of Code Section 409A.  The Plan Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of Code Section 409A (including any transition or grandfather rules thereunder).

4.5           “In-Service Distributions and Election Form Procedures”

(a)           A CDP Participant may elect to receive a “time specific” in-service lump sum distribution of amounts credited to his CDP Accounts, provided that the date of distribution is a date that is no sooner than 5 years after the end of the Plan Year in which amounts are deferred.  Notwithstanding anything to the contrary, any amounts deferred to a “time specific” date certain pursuant to this Section 4.5 shall nevertheless be paid as soon as practicable after the Participant’s Separation from Service (whether before or after Retirement Eligibility), death or Total and Permanent Disability, subject to the further provisions of Article VIII.  If a CDP Participant elects a “time specific” in-service distribution, payment of benefits pursuant to that election shall be made in the form of a lump sum distribution.  With the approval of the Plan Committee, a CDP Participant may amend the timing of his “time specific” in-service benefit distribution date while actively employed by the Company or a Subsidiary, provided, however, that no such amendment shall be effective if it, coupled with the Plan requirement that Plan benefits be distributed after Separation from Service (regardless of the Participant’s “time specific” in-service distribution date), would cause the Plan to violate the requirements of Code Section 409A(a)(2), (3) or (4).  Any such amendment must be made on a signed written form that is acceptable to the Plan Committee, must be provided to the Plan Committee not later than 12 months before the CDP Participant’s “time specific” in-service distribution date as stated on the Participant’s currently effective election form, is not effective for 12 months after it is filed with the Plan Committee and must provide a new payment date which is at least 5 years later than the date such payment would otherwise have been made.  A CDP Participant that completes an amendment to his “time specific” in-service benefit distribution date in accordance with this Section 4.5 may defer distribution of his Accounts to a date after the date selected in his most recent validly completed form or until his Separation from Service, death or Total and Permanent Disability.  A CDP Participant may only complete one amendment with respect to his “time specific” in-service benefit distribution date, unless the Plan Committee in its sole discretion waives this rule with respect to the CDP Participant.  A CDP Participant may not elect to have “time specific” distributions paid to him in any form of distribution other than a single lump sum payment at the elected date of distribution.

(b)           A Participant who is an Employee may request to receive an “unforeseeable emergency hardship” in-service lump sum distribution of vested amounts credited to his Account in the event he has an unforeseeable emergency hardship.  Upon a finding by the Plan Committee that the Participant has an unforeseeable emergency hardship, the Plan Committee (in its sole discretion) may authorize the payment of all or a part of a Participant’s vested Account in the form of a lump sum distribution prior to his or her ceasing to be an Employee.  Any such written request must set forth the circumstances constituting such unforeseeable emergency hardship.  Notwithstanding the foregoing, the Plan Committee may not direct payment of any amounts credited to the Account of a Participant to the extent that such unforeseeable emergency hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant’s assets, to the extent that such liquidation would itself not cause severe financial hardship.  Any distribution due to unforeseeable emergency hardship shall only be permitted to the extent reasonably needed to satisfy such hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, and shall be made in the sole discretion of the Plan Committee, both with respect to the determination as to whether an unforeseeable emergency hardship exists and as to the amount distributable.  In all cases, the requirements and standards set forth in Code Section 409A will govern the determinations of a Participant’s eligibility for and the amount of any distributions under this Section 4.5(b).  For purposes hereof, “unforeseeable emergency hardship” means as a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by homeowner’s insurance, e.g., as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(c)           In-service distributions shall be made in the manner described in Section 8.7.

(d)           A SERP Participant may not elect to receive a “time specific” or an “unforeseeable emergency hardship” in-service distribution of vested amounts credited to his SERP Account.

4.6           “Amending the Deferral Election to Change Form of Distribution at Separation from Service, Death or Total and Permanent Disability Generally Not Permitted”  A Participant may not change his elected or default form of the distribution of his existing Account (including the CDP and SERP portions of the Plan) to be made at his Separation from Service, death or Total and Permanent Disability.  The foregoing is not intended to prohibit new and different elections on a prospective basis for amounts earned in a subsequent Plan Year to the extent permitted under Section 4.3.  Form of payment elections in effect on November 1, 2004 shall continue to apply to all Account balances attributable to deferrals and credits (and earnings thereon) for periods prior to January 1, 2005 and, unless otherwise determined by the Plan Committee (e.g., by permitting Plan Year by Plan Year elections effective prospectively), to Deferral Elections made on or after November 1, 2004.

4.7           “Automatic Cancellation of Deferral Election upon Receipt of Hardship Withdrawal under 401(k) Plan”

(a)           A Participant’s Deferral Election in effect at the time of a 401(k) hardship withdrawal shall be cancelled (rather than postponed or delayed) prospectively so that no further deferrals from his Base Pay or bonuses shall be made during the 401(k) hardship withdrawal required cancellation period or with respect to the Plan Year in which the 401(k) hardship withdrawal required cancellation period begins.

(b)           The Participant whose Deferral Election is cancelled pursuant to this Section may file a new Deferral Election in order to commence or recommence making deferrals under the Plan from his Base Pay or bonuses at the later of (i) the first payroll period that commences after the end of the 401(k) hardship withdrawal required cancellation period or (ii) the CDP Participant’s next Enrollment Date.  The new CDP Deferral Election shall be made by a signed written notice, in a form acceptable to the Plan Committee, and shall be delivered to the Plan Committee at a date established by the Plan Committee, but no later than the day before the CDP Participant’s next or any subsequent Enrollment Date on or following which the Participant’s deferrals from his Base Pay or bonuses will commence or recommence, and shall apply only to Base Pay and bonuses earned after the new Deferral Election becomes effective as required by Code Section 409A.

(c)           For purposes hereof, the following terms have the following meanings:

(i)            A “401(k) hardship withdrawal” is a hardship withdrawal from a 401(k) plan which requires a suspension of employee contributions and elective deferrals as a result of receipt of the hardship withdrawal in order to satisfy the regulations under Code Section 401(k).

(ii)           The “401(k) hardship withdrawal required cancellation period” means the 6-month period (or other stated period in the 401(k) plan) during which employee contributions and elective deferrals must be suspended as a result of receipt of a 401(k) hardship withdrawal in order to satisfy the regulations under Code Section 401(k).

(iii)          A “401(k) plan” means the Dollar General Corporation 401(k) Savings and Retirement Plan and any other deferred compensation plan intended to meet the requirements of Code Section 401(k) and maintained by the Company or any other business entity or other organization (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) as a single employer with the Company or any Subsidiary under Code Section 414(b), (c), (m) or (o).

ARTICLE V

Company Credits

5.1           “SERP Company Credits”

(a)           As of the last day of each Plan Year, the Plan Committee shall determine the SERP Company Credit in such amounts as the Plan Committee may deem appropriate to the account of an eligible SERP Participant, in accordance with the requirements of Section 5.1(b) below.

(b)           The amount of the SERP Company Credit shall be calculated by using a SERP Participant’s Eligible SERP Compensation, as defined in Section 2.12 as a base.  The Plan Committee shall credit a SERP Company Credit only to the SERP Account of a Participant who was a SERP Participant on the first day of the Plan Year and last day of the Plan Year to which the SERP Company Credit relates.

(c)           The Employer by which a Participant is employed at the end of a Plan Year shall reflect as a liability on its books as of the end of the Plan Year; and the SERP Company Credit for the Plan Year shall be reflected in the Participant’s SERP Account on the January 31 immediately following the Plan Year (from which time it shall be adjusted for earnings or losses).

(d)           To the extent not provided above, the amount (or the method or formula for determining the amount) of a SERP Participant’s SERP Company Credit shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan, no later than the date on which such SERP Company Credit is credited to the SERP Participant’s SERP Account.

5.2           “CDP Company Matching Credits”

(a)           The Company shall credit, at least monthly (based on all pay periods ending in a month or based on each payroll period ending in a month, as determined by the Plan Committee), a CDP Company Matching Credit for each CDP Participant employed by the Employer equal to the lesser of:

(i)            5% of the excess of (A) the CDP Participant’s Base Pay for such month (or payroll period, as applicable) over (B) the CDP Participant’s Eligible 401(k) Matching Base Pay for such month (or payroll period, as applicable); or

(ii)           The CDP Participant’s Optional Deferrals from his Base Pay under Section 4.1(a) of this Plan for such month (or payroll period, as applicable).

For purposes hereof, a CDP Participant’s “Eligible 401(k) Matching Base Pay” is his compensation (not in excess of the compensation limit under Code Section 410(a)(17), as adjusted pursuant to Code Section 415(d) for the Plan Year) out of which he may make elective deferrals under the 401(k) Plan during periods he is eligible to participate in the employer matching contribution portion of the 401(k) Plan.  A CDP Participant’s Eligible 401(k) Matching

Base Pay shall be determined by counting his described compensation on a first dollar paid basis during a Plan Year so that once the cumulative Eligible 401(k) Matching Base Pay for a Plan Year equals the adjusted compensation limit under Code Section 410(a)(17) for the Plan Year, the CDP Participant will have no more Eligible 401(k) Matching Base Pay for that Plan Year.

(b)           If a Participant’s action or inaction under a qualified plan with respect to elective deferrals or after-tax contributions by the Participant to the qualified plan affects the amounts that are credited under this Plan or any other nonqualified deferred compensation arrangement as matching amounts or other amounts contingent on the Participant’s elective deferrals or after-tax contributions under the qualified plan, then (i) such matching or contingent amounts, as applicable, shall either be forfeited or never credited under this Plan or any other nonqualified deferred compensation arrangement in the absence of the Participant’s elective deferral or after-tax contribution, and (ii) except as provided in Section 4.7, all of the Participant’s actions or inactions shall not, for any given taxable year of the Participant, result in an increase or decrease during such taxable year in the amounts deferred under this Plan and such other nonqualified deferred compensation arrangements in which the Participant participates in excess of the limit with respect to elective deferrals under Code Section 402(g)(1)(A), (B) and (C) in effect for the taxable year of the Participant in which such action or inaction occurs.

(c)           Any CDP Company Matching Credit shall be credited to the CDP Participant’s CDP Company Match Account.

5.3           “Special Rule for a CDP Participant who has not yet met eligibility requirements to receive a matching contribution in the Dollar General Corporation 401(k) Savings and Retirement Plan”  Notwithstanding anything to the contrary in Section 5.2 above, if for a given calendar month (or payroll period, as applicable) a CDP Participant has not yet met the eligibility requirements to receive a matching contribution in the 401(k) Plan, such CDP Participant shall nevertheless be credited with a CDP Company Matching Credit under this Plan for such month (or payroll period, as applicable).  In such event, the CDP Participant’s Eligible 401(k) Matching Base Pay under Section 5.2(b) for such month (or payroll period, as applicable) shall be zero.

5.4           “CDP Company Discretionary Credits”  The Company may, in its sole discretion and from time to time, credit an amount equal to 2% of each CDP Participant’s Base Pay, if any, that exceeds the compensation limit established under Code Section 401(a)(17).  Any CDP Company Discretionary Credit shall be credited to a CDP Participant’s Discretionary Credit Account.

ARTICLE VI

Vesting

6.1           “SERP Vesting”  SERP Company Credits credited pursuant to the provisions of Article V, along with any earnings thereon, shall be fully vested at the earlier of the SERP Participant’s attainment of age 50 or the SERP Participant’s being credited with at least 10 Years of Service.  However, until full vesting occurs, a SERP Participant will not have a vested interest in any percentage of his SERP Account.  The Plan Committee shall have the discretion to accelerate the vesting of SERP Company Credits on an individual by individual basis for any reason at any time and from time to time.

6.2           “CDP Vesting”  Amounts credited to a CDP Participant’s Company Match Account, Discretionary Credit Account, and Optional Deferral Account, along with any earnings thereon, shall be fully vested at all times.

6.3           “Full Vesting Under SERP on Death, Total and Permanent Disability or Change In Control”  Notwithstanding Section 6.1 hereof, a SERP Participant shall be fully vested in his SERP Account if he terminates employment with the Company because of a Total and Permanent Disability, dies while employed by the Company or a Subsidiary, or is a SERP Participant on July 6, 2007 or at the time of a Change in Control occurring after July 6, 2007.

ARTICLE VII

Investments

7.1           “In General”

(a)           The Plan Committee shall determine the investment options available under the Plan and the procedures for making Investment Requests therefore.  Such investment options and procedures may be changed by the Plan Committee at any time and from time to time.  The Plan Committee may provide for suspension of any investment option as it deems appropriate at any time.

(b)           The Accounts of each Participant shall be credited as of the last day of each calendar month with the deemed investment gains and losses based upon the Account value as of the first day of the calendar month, or on a more frequent basis as determined by the Plan Committee.  Unless otherwise provided by the Plan Committee, the Company will pay for general Plan administrative expenses, although the Plan Committee may direct that these expenses be charged to Participants’ accounts as a Plan administrative expense and the manner in which such expenses are charged.

(c)           A Participant shall request how his Accounts are deemed to be invested by completing an Investment Request.  Such Investment Request shall be made in writing, or through electronic means, in accordance with procedures established by the Plan Committee.  Any Investment Request made in accordance with this Section 7.1 shall continue unless the Participant changes the Investment Request under this Plan in accordance with procedures established by the Plan Committee.

(d)           Deemed elections made under this Plan and pursuant to an Investment Request shall be applicable only with respect to this Plan and Investment Requests and changes thereto requested by the Participant shall be effective prospectively only.  The Plan Committee shall be authorized to permit more frequent changes in investment options to be effective on such dates as it shall specify.  The Plan Committee shall consider an Investment Request, but is not obligated to follow such request.

(e)           In connection with any change in available investment options under the Plan (whether by reason of changes effected in the investment options under the Plan by the Plan Committee or otherwise), the Plan Committee may establish such blackout period or periods during which Investment Requests and Plan distributions will be suspended and may provide for such mapping of Account balances from old investment options to new investment options and/or such Participant choice with respect thereto as it deems appropriate.

7.2           “Gains Invested in Same Option”  Dividends, interest and other distributions credited with respect to any deemed investment election shall be deemed to be invested in the same investment option.

7.3           “Participant Reports on Account Values”  At the end of each Plan Year (or on a more frequent basis as determined by the Plan Committee), a report shall be issued to each Participant who has an Account stating the value of such Account.

ARTICLE VIII

Distribution of Accounts

8.1           “Distribution Upon Separation from Service After Retirement Eligibility”

(a)           For benefits payable from the Plan on or after the Participant’s Separation from Service (within the meaning of Code Section 409A(a)(2)(A)(i)) after having attained Retirement Eligibility, the Participant shall be entitled to receive the balance of his Accounts (or portions thereof) in one of the following forms as elected by him pursuant to Section 4.3:

(i)            A lump sum distribution;

(ii)           Monthly installments payable over a 5, 10 or 15 year period, determined by dividing (A) the current balance in such Account by (B) the number of installments in which distributions remain to be made (including the current distribution); or

(iii)          A combination of an initial lump sum distribution of a specified dollar amount and the remainder in monthly installments payable over a 5, 10 or 15 year period.

(b)           Notwithstanding the other provisions of this Plan to the contrary, the Plan shall distribute in a lump sum distribution any benefits payable to a Participant from the SERP portion of the Plan if the value of the Participant’s SERP Account as of the valuation date coincident with or next following his termination or retirement is $25,000 (or any lesser amount required to comply with the requirements of Code Section 409A) or less; and the Plan shall distribute in a lump sum distribution any benefits payable to a Participant from the CDP portion of the Plan if the value of the Participant’s CDP Account as of the valuation date coincident with or next following his termination or retirement is $25,000 (or any lesser amount required to comply with the requirements of Code Section 409A) or less.

(c)           If a Participant fails to specify a form of payment (or if there is no validly executed form of payment elected by the Participant) for any portion of his Accounts, such portion of his Accounts shall be distributed in a lump sum distribution.

(d)           If a Participant Separates from Service prior to attaining Retirement Eligibility, distribution of his Accounts shall be governed by Section 8.5 hereof.

(e)           The transfer of a Participant between the Company and a Subsidiary shall not be treated as a termination of employment or Separation from Service for purposes of this Plan.

(f)            All distributions to Participants who Separate from Service during January through June after having attained Retirement Eligibility shall commence in the following February, and all distributions to Participants who Separate from Service during July through December after having attained Retirement Eligibility shall commence in the following August.

8.2           “Distribution on Participant’s Death” Upon the death of a Participant or a former Participant prior to the complete distribution of his Accounts (whether or not distribution has commenced at his death), the balance of his Accounts shall be paid in a lump sum distribution to his Beneficiary within 60 days following the close of the calendar quarter in which the Participant dies, provided that the Plan Committee may delay payment until it obtains or is provided satisfactory evidence of the Participant’s death (in which event payment shall be made as soon as reasonably practicable thereafter).  In the event a beneficiary designation is not on file with the Plan Committee or the Beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant or former Participant.

8.3           “Change of Beneficiary Permitted”  A Participant’s beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the Participant’s prior named Beneficiary.

8.4           “Distribution on Total and Permanent Disability”

(a)           Upon the Total and Permanent Disability of a Participant or former Participant (whether before or subsequent to the commencement of payment to the Participant) prior to November 1, 2004, the Participant shall be entitled to receive the balance of his Accounts in a form permitted or provided under Section 8.1, as selected by the Participant on a form provided by the Plan Committee for such purpose.

(b)           Upon the Total and Permanent Disability of a Participant or former Participant (including, unless violative of the requirements of Code Section 409A, the Participant’s Total and Permanent Disability subsequent to the Participant’s commencement of payment under the Plan or after the Participant’s Separation from Service), the balance of his Accounts shall be paid in a lump sum distribution to him.

(c)           Payments made pursuant to this Section 8.4 shall commence within 60 days following the close of the calendar quarter in which the Total and Permanent Disability of a Participant occurs, provided that the Plan Committee may delay payment until it obtains or receives notification of the determination of disability by the Social Security Administration (in which event payment shall be made as soon as reasonably practicable thereafter).

8.5           “Distribution Upon Separation from Service Prior to Retirement Eligibility”  If a Participant Separates from Service prior to attaining Retirement Eligibility and for reasons other than death or Total and Permanent Disability, then the Participant’s vested Accounts will be paid in a lump sum distribution.  Any SERP amounts credited to the Participant’s Accounts which are not otherwise vested shall be forfeited immediately upon the Participant’s termination of employment with the Company and its Subsidiaries.  All distributions to Participants who Separate from Service during January through June prior to attaining Retirement Eligibility shall commence in the following February, and all distributions to Participants who Separate from Service during July through December prior to attaining Retirement Eligibility shall commence in the following August.

8.6           “Correction of Erroneous Credits or Payments”  The Company intends only to credit amounts to a Participant’s Accounts and distribute benefits to which Participants are entitled under the Plan.  If the Plan Committee discovers that an amount was or was not appropriately credited to a Participant’s Account(s), the Plan Committee shall take any steps necessary to adjust the Participant’s Account(s) to correct the error, including an adjustment for earnings, if applicable.  If the Plan Committee determines that a Participant is entitled to a benefit that is greater than the benefit that has been or is being distributed to the Participant, then the Plan Committee shall adjust future benefit payments, or make a lump sum distribution, if appropriate, of any additional benefit.  If the Plan distributes a benefit to a Participant and the Plan Committee determines that the Participant was not entitled to receive such benefit, then the Plan Committee shall take reasonable steps to recover the total amount of the additional benefit from the individual to whom the amounts were distributed.  Unless such action would fail to comply with Code Section 409A, the Plan Committee may, in its sole discretion, reduce subsequent payments from the Plan to a Participant, if any, until such time as the full amount of the additional payment has been returned to the Company.  At its discretion, the Plan Committee may also require that the Participant return the additional payment immediately or over a period of time.  If the Plan Committee elects to reduce a Participant’s subsequent benefit payment(s), the Plan Committee shall provide the Participant with notice of such reduction and the reasons therefor.

8.7           “Medium of Distribution”  Distributions of Account balances shall be made in cash.

ARTICLE IX

Nature of Employer Obligation and Participant Interest

9.1           “In General”  A Participant, his Beneficiary, and any other person or persons having or claiming a right to payments under the Plan shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Plan or any Trust Agreement shall be construed to give a Participant, Beneficiary, or any other person or persons any right, title, interest, or claim in or to any specified assets, fund, reserve, account, or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future; but a Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

9.2           “Benefits Payable from General Assets of Company”  All amounts paid under the Plan shall be paid in cash from the general assets of the Company (including, where applicable, any such assets held pursuant to a Trust Agreement).  Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow accounting.  Nothing contained in this Plan or any Trust Agreement, and no action taken pursuant to the provisions of this Plan or any Trust Agreement, shall create or be construed to create a trust or fiduciary relationship of any kind between the Company and a Participant, Beneficiary or any other person.  Neither the Participant, Beneficiary, nor any other person shall acquire any interest greater than that of an unsecured creditor.

9.3           “Other Benefit Programs”  Any benefits payable under the Plan shall be independent of and in addition to any other benefits or compensation of any sort payable to or on behalf of the Participant under or pursuant to any other employee benefit program sponsored by the Company for its employees generally.

ARTICLE X

Administration of the Plan

10.1         “In General”  The Plan Committee shall be responsible for the general administration of the Plan.  The members of the Plan Committee shall be appointed by and may be removed by the Board (or any committee designated by the Board with such authority), in each case by written notice delivered to the Plan Committee member.  The Plan Committee may select a chairman and may select a secretary (who may, but need not, be a member of the Plan Committee) to keep its records or to assist it in the discharge of its duties.  A majority of the members of the Plan Committee shall constitute a quorum for the transaction of business at any meeting.  Any determination or action of the Plan Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of members.  Meetings may be held electronically.

10.2         “No Special Compensation for Committee”  No member of the Plan Committee shall receive any compensation from the Plan for his service.

10.3         “Powers of the Committee”  The Plan Committee shall administer the Plan in accordance with its terms and shall have all powers necessary or appropriate to carry out the provisions of the Plan.  It shall be the sole interpreter of the Plan provisions and shall determine all questions arising in the administration, interpretation and application of the Plan.  The Plan Committee shall determine a person’s eligibility for participation in the CDP and SERP portions of the Plan, a Participant’s right to benefits from the Plan, the amount of any benefit due and the manner in which any benefit is to be paid by the Plan.  It will construe the Plan, supply any omissions, reconcile any differences and determine all factual issues that relate to the Plan.  Any such determination by the Plan Committee shall be conclusive and binding on all persons.  It may adopt any procedure or administrative regulation as it deems necessary or desirable for the conduct of its affairs and appropriate administration of the Plan.  The Plan Committee may appoint and retain service providers, including accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

10.4         “Expenses of Committee Reimbursed”  The Plan Committee shall be reimbursed by the Company for all reasonable expenses incurred by it in the fulfillment of its duties.  Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

10.5         “Appointment of Agents”  The Plan Committee is responsible for the daily administration of the Plan.  It may appoint other persons or entities to perform any of its fiduciary or other functions as required by the terms of the Plan.  The Plan Committee and any such appointee may employ advisors and other persons necessary or desirable to help it carry out its duties, including their respective fiduciary duties; provided, however, that any trustee appointed in connection with the Plan shall be appointed by and may be removed by the Board (or any committee designated by the Board with such authority) rather than the Plan Committee.  The Plan Committee shall from time to time review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position at any time, with or without notice.  Any person, group of persons or entity may serve in more than one fiduciary capacity.

10.6         “Plan Accounting”  The Plan Committee shall maintain accurate and detailed records of Participants and Accounts established under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan.  Such Accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board and by persons designated thereby.

10.7         “Plan to Comply with Law”  The Plan Committee shall take all steps necessary to ensure that the Plan complies with applicable laws at all times.  These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants’ records; withholding of applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from the Company; and doing such other acts necessary for the administration of the Plan.  The Plan Committee shall keep a record of all of its proceedings and acts and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan.  The Plan Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

10.8         “Claims and Appeals Procedures; Consistent Application of Procedures Required”  The following claims procedure applies to claims filed under the Plan:

(a)           A Participant or Beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Plan Committee on a form provided or approved by the Plan Committee for such purpose.  The Plan Committee (or a claims fiduciary appointed by the Plan Committee) shall give such claim due consideration and shall either approve or deny it in whole or in part.  The following procedure shall apply:

(i)            The Plan Committee (or a claims fiduciary appointed by the Plan Committee) may schedule and hold a hearing.

(ii)           Within ninety (90) days following receipt of such claim by the Plan Committee, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

(iii)          Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(A)          set forth a specific reason or reasons for the denial,

(B)           make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,

(C)           describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and

(D)          explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in Section 10.8(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of ERISA following an adverse determination on review of the claim denial.

(b)           A Participant or Beneficiary whose claim filed pursuant to Section 10.8(a) has been denied, in whole or in part, may, within sixty (60) days following receipt of notice of such denial, make written application to the Plan Committee for a review of such claim, which application shall be filed with the Plan Committee.  For purposes of such review, the following procedure shall apply:

(i)            The Plan Committee (or a claims fiduciary appointed by the Plan Committee) may schedule and hold a hearing.

(ii)           The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(iii)          The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Plan Committee written comments, documents, records, and other information relating to such claim.

(iv)          The Plan Committee (or a claims fiduciary appointed by the Plan Committee) shall make a full and fair review of any denial of a claim for benefits, taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(v)           The decision on review shall be in writing, shall be delivered or mailed by the Plan Committee to the claimant or his duly authorized representative in the manner prescribed in Section 10.8(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

(A)          include the specific reason or reasons for the adverse determination,

(B)           make reference to the specific provisions of the Plan on which the adverse determination is based,

(C)           include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and

(D)          Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of ERISA following the adverse determination on review.

The Plan Committee’s decision made in good faith shall be final.

(c)           The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing.  In the event that a period of time is extended as permitted pursuant to this Section due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

(d)           For purposes of the Plan’s claims procedure, a document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, or (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

(e)           The Plan Committee may establish and consistently apply reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant. The Plan Committee shall establish and consistently apply other procedures hereunder.  A claimant’s compliance with the foregoing provisions of this Section is a mandatory prerequisite to the claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

10.9         “Modification of Eligibility Rules”  Notwithstanding anything to the contrary in the Plan, the Plan Committee shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to ensure that the Plans are maintained primarily for the purpose of providing additional benefits to a select group of management or highly compensated employees under ERISA.

ARTICLE XI

Miscellaneous Provisions

11.1         “No Assignment”  Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey, or hypothecate or pledge, the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable except by will or the laws of descent and distribution.  Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

11.2         “All Benefits Before Payment Subject to Company’s Creditors”  The assets from which Participants’ benefits shall be paid shall at all times be subject to the claims of the creditors of the Company before payment to a Participant and a Participant shall have no right, claim or interest in any assets as to which such Participant’s account is deemed to be invested or credited under the Plan.

11.3         “Plan Amendment or Termination”  Subject to the restrictions imposed by and consistent with applicable provisions of Code Section 409A, the Plan may be amended, modified, or terminated by the Board (or any committee designated by the Board with such authority) or the Plan Committee in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall reduce the value of benefits credited under the Plan prior to such amendment, modification or termination, provided such benefits remain non-forfeitable as determined by the terms of the Plan immediately prior to such amendment, modification or termination and such benefits are subject to the claims of the Company’s creditors as described in Article IX hereof.  Termination of the Plan shall mean termination of active participation by Participants, but shall not automatically mean immediate or accelerated payment of all vested Account balances; provided, however, that, subject to the restrictions imposed by and consistent with applicable provisions of Code Section 409A, the Board (or any committee designated by the Board with such authority) or the Plan Committee may provide for the acceleration of payment of the vested Accrued Benefits of all affected Participants on such basis as it may direct in connection with the termination of the Plan.

11.4         “Benefits Under This Plan Are Additional to Other Benefits or Pay”  It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by the Company.

11.5         “Tax Withholding”

(a)           Annual Deferral Amounts.  For each Plan Year in which Base pay or bonus pay is being withheld from a Participant, the Employer shall withhold from that portion of the Participant’s Base Salary and bonus that is not being deferred, in a manner determined by the Plan Committee or Employer, the Participant’s share of FICA and other employment taxes on such deferred Base Salary and bonus.  If necessary, the Plan Committee may reduce the deferred Base Salary and bonus in order to comply with this Section.

(b)           Distributions.  The Employer, or the trustee under any Trust Agreement for the Plan, shall deduct from each payment made pursuant to the Plan the amount of any tax (whether federal, state or local income taxes, Social Security taxes or Medicare taxes) required by any governmental authority to be withheld in connection with such payment and paid over by the Company to such governmental authority for the account of the person entitled to such payment, in amounts and in a manner to be determined in the sole discretion of the Plan Committee or the Employer.

11.6         “Distributions Not Compensation for Purposes of Any Other Plan”  Distributions from this Plan shall not be considered wages, salaries or compensation under any other employee benefit plan sponsored or maintained by the Company or a Subsidiary.

11.7         “No Promise of Employment”  No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship between the Participant and the Company.

11.8         “Applicable Law”  To the extent state law is not preempted by ERISA, this Plan, and all its rights under it, shall be governed and construed in accordance with the laws of the State of Tennessee.

11.9         “Binding Affects on Assigns and Successors”  This Plan shall be binding upon the Company, its assigns, and any successor which shall succeed to substantially all of its assets and business through sale of assets, merger, consolidation or acquisition.

11.10       “Titles Do Not Prevail”  The titles to the Sections of this Plan are included only for ease of use and are not terms of the Plan and shall not prevail over the actual provisions of the Plan.

11.11       “Electronic Administration”  Notwithstanding anything to the contrary in the Plan, the Plan Committee may announce from time to time that Participant enrollments, Participant elections, and any other aspect of plan administration may be made by telephonic or other electronic means rather than in paper form.

11.12       “Construction”  The Plan is created for the benefit of Employees of the Company and its Subsidiaries and their Beneficiaries, and the Plan and any Trust Agreement shall be interpreted and administered in a manner consistent with their being an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees (sometimes referred to as a “top-hat” plan) described in ERISA Sections 201(2), 301(a)(3) and 401(a)(1) and a nonqualified deferred compensation plan which complies with the requirements of Code Section 409A.

IN WITNESS WHEREOF, this amendment and restatement of the Plan has been executed on the 12th day of October, 2007, but effective as of December 31, 2007.

DOLLAR GENERAL CORPORATION

	By:	/s/ Jeffrey R. Rice

Its:

ATTEST:

/s/ Barbara Warren